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                                                                      Exhibit 99


                           UNISOURCE WORLDWIDE, INC.
                         PARTNERS' STOCK PURCHASE PLAN

     1.   Purpose. The purposes of this Partners' Stock Plan (the "Plan") of
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Unisource Worldwide, Inc. ("Unisource") is to secure for Unisource and its stockholders the benefits of the incentive which an interest in the ownership of common stock of Unisource will provide to directors and those employees and consultants who will be responsible for Unisource's future growth and continued success.

     2.   Participation. Only "Eligible Persons" (as hereinafter defined) shall
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be entitled to participate in the Plan. An "Eligible Person" shall be a director of Unisource, or a full-time or part-time employee of Unisource, or of a subsidiary, or a consultant to Unisource or a subsidiary, who shall have been designated as a "Partner of Unisource" by the Board of Directors of Unisource. A subsidiary whose employees or consultants may be considered for participation in the Plan is any present or future corporation of which Unisource or a subsidiary of Unisource owns stock representing fifty percent or more of the combined voting power of all classes of stock of such corporation ("Eligible Subsidiary" or "Subsidiary"). An Eligible Subsidiary, for this purpose, may be either a domestic or foreign corporation, provided, however, that participation by a foreign corporation is subject to approval by the Board of Directors.

     An Eligible Person may become a participant in the Plan ("Participant") by delivering to Unisource or to a Subsidiary the prescribed election form or enrolling in the Plan through the Plan's automated telephone system. The first election shall generally be effective on the first day of the calendar month next succeeding the month in which the election form is delivered (the "Entry Date"). Any election thereafter to increase, decrease, or discontinue contributions to the Plan shall generally become effective as of the next succeeding Entry Date. A succeeding Entry Date is the first day of the succeeding month.

     3.   Contributions by Participants. All contributions by Participants
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shall be through pay deduction. The amount of such deduction shall be fixed in the election form delivered by the Participant, but shall not be less than 2% and shall not exceed 15% of the Participant's "Base Compensation," provided, however, that a Participant shall also be entitled to contribute an amount which is within the foregoing percentages of the Participant's cash bonus compensation which may be payable on an annual basis to the Participant after September 30 of each year as a percentage of Base Compensation. In the event a Participant also participates in the Unisource Retirement Savings Plan, the foregoing 15% contribution limitation shall be reduced by the percentage which is used as the basis for calculation of matching company contributions under such plan. "Base Compensation" shall mean (a) monthly base salary, including: i) amounts deferred pursuant to the Unisource Retirement Savings Plan, ii) base salary amounts set aside in any cafeteria plan qualified under Section 125 of the Internal Revenue Code, and iii) base salary or annual bonus amounts deferred pursuant to any deferred compensation plan maintained by Unisource or any Subsidiary; (b) annual director, committee and trustee fees, including amounts deferred pursuant to the Unisource Directors' Stock Option Plan; or (c) consulting fees in the case of consultants.

     4.   Contributions by Unisource or a Subsidiary. Unisource or a Subsidiary
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shall contribute into the Plan with respect to each Participant an amount equal to 50% of the Participant's contributions. In addition to the foregoing amount, as soon as administratively practicable after September 30 of each
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year, Unisource or a Subsidiary shall contribute to each Participant's account an amount equal to 50% of the Participant's contributions during the preceding 12-month period from October 1 to September 30 (the "Previous Fiscal Year"), provided the Business Unit (as hereinafter defined) employing such Participant has achieved its Target Performance (as hereinafter defined) for the Previous Fiscal Year. "Business Unit" shall mean Unisource, or each region, division, subsidiary or other grouping within Unisource or a Subsidiary, as the case may be.

     In addition to the foregoing, Unisource or a Subsidiary shall contribute to each Participant's account an additional amount equal to 50% of the Participant contributions during the Previous Fiscal Year, provided the following conditions are met:

     (a) the Business Unit employing such Participant has achieved its Target Performance for the Previous Fiscal Year (and the Participant has therefore received the additional 50% Company contribution described above); and

     (b) Unisource as a corporation has achieved its Target Performance for the year.

     "Target Performance" shall, in the case of groups and companies, have the meaning set forth in the Unisource Bonus Plan, as from time to time in effect for each group and each company, and in the case of Unisource corporate partners, including nonemployee directors, the performance which earns a bonus for Unisource corporate officers equal to 100% of target as established from time to time by the Human Resources Committee of the Board of Directors. Except as otherwise authorized by the Plan Committee appointed pursuant to Paragraph 13, the Participant must be an employee or director of Unisource or Subsidiaries on September 30 of the Previous Fiscal Year in order to be eligible to receive the additional 50% Business Unit or 50% Unisource matching company contribution.

     The contribution of each Participant, together with Unisource's or a Subsidiary's contribution, will be applied to the purchase of shares of Unisource common stock as hereinafter described.

     5. Trustee. The Board of Directors shall name and designate a Trustee or
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Trustees (hereinafter "Trustee"), who shall enter into a Trust Agreement with
Unisource in a form approved by the Board of Directors. The Board shall have the power to approve amendments to the Trust Agreement, remove any Trustee, and designate a successor Trustee or Trustees. The assets of the Plan shall be held in trust by the Trustee for use in accordance with the Plan in providing for the benefits hereunder. Before the satisfaction of all liabilities under the Plan in the event of termination of the Plan, none of the assets held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement. No persons shall have any interest in, or right to, any part of the assets or income held by the Trustee, except as and to the extent expressly provided in this Plan and the Trust Agreement.

     6. Purchases of Unisource Common Stock. As soon as is practicable after the
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end of each month, the Trustee shall allocate to the account of each
Participant, out of shares of Unisource common stock acquired by the Trustee for such purpose, such number of full shares and such fractional interest in a share of Unisource common stock as may be purchased by funds in each Participant's account at the end of such month representing contributions by the Participant and by Unisource or a Subsidiary. Such allocation of shares shall be at the average cost to the Trustee of the shares allocated to all Participants' accounts at such time. Shares purchased with funds contributed by the Participant shall be registered in the name of the Participant or in such other name or names as the Participant may have designated in the prescribed election form. Shares purchased with funds contributed by Unisource or a Subsidiary shall be registered in the name of the Trustee. Any dividends shall be paid on all shares held in the Plan at the close of business on the record date.

     Shares of Unisource common stock shall be purchased by the Trustee from time to time out of funds received by the Trustee under the Plan, either (a) on the open market, or (b) in private transactions, including, without limitation, from Unisource, a Subsidiary, or any predecessor corporation, any individual or any employee benefit plan maintained by Unisource, a Subsidiary or any predecessor corporation; provided, however, that all such purchases shall be at not more than the then current fair market value of Unisource common stock. The Trustee shall also hold for the purpose of allocation to

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accounts of Participants as above provided shares of Unisource common stock forfeited under the provisions of Paragraph 11 herein.

        7.  Stock Rights, Stock Splits and Stock Dividends. The Trustee, in its
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discretion, may exercise or sell any rights to purchase any securities appertaining to shares of common stock held by the Trustee, whether or not allocated to individual accounts. The accounts of Participants shall be appropriately credited. Securities received by the Trustee by reason of a stock split, a stock dividend or other distribution shall also be appropriately allocated to the accounts of Participants.

        8.  Voting of Common Stock. The Trustee shall vote all shares of common
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stock purchased with the contributions of Unisource or a Subsidiary (and any unvested shares of IKON stock held by the Trustees) and held by the Trustee in such manner as the Trustee shall, in the Trustee's discretion, determine. In the event of a tender offer for Shares of common stock held by the Trustee, the Trustee shall tender or not tender shares held by the Plan in the Trustee's discretion.

        9.  Interest of the Participant in Shares. An account will be maintained
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for each Participant showing the number of shares of Unisource common stock purchased by the Participant and by Unisource or a Subsidiary for the benefit of the Participant. An account will also be maintained for each participant showing the number of shares of IKON Office Solutions stock if any, purchased by Alco Standard Corporation ("Alco") for the benefit of the Participant prior to the Unisource spin-off. A Participant shall at all times have a vested interest in the shares of common stock in his account purchased with his contributions. A Participant's interest in the shares purchased with the contributions of Unisource, a Subsidiary or Alco shall not be immediately vested but shall vest in five equal annual installments, beginning January 2 of the second full calendar year following the year of purchase of such shares. The foregoing vesting schedule is subject to the provisions of Paragraph 11 hereof regarding termination of participation in the Plan.

        10. Former Participants in the Alco Partner's Stock Purchase Plan.
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On January 1, 1997, Participants who were participants in the Alco Partners'
stock Purchase Plan on December 31, 1996 will automatically become Participants in the Plan. All assets held as of December 31, 1996 in the Alco Partners' Stock Purchase Plan on behalf of Participants (including IKON unvested shares and the Unisource dividend attributable to such unvested shares) will be transferred to the Participant's account in the Plan. Effective January 1, 1997, such Participants will have unvested common shares of both IKON and Unisource in their accounts. These shares, which are attributable to company contributions made by Alco prior to January 1, 1997, will continue to vest in accordance with the terms of the Plan (vesting 20% per year, beginning January 2 of the second full calendar year following the year of purchase). Such shares of IKON and Unisource will be distributed to Partners as they vest, subject to the forfeiture provisions described in "Termination of Participation," below.

        11. Conversion of IKON shares into Unisource shares. Participants
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who have unvested shares of IKON in their accounts may convert such unvested
IKON shares into unvested Unisource shares by directing the Trustee to sell any or all unvested IKON shares held for the Participant's account and to purchase unvested shares of Unisource common stock. Any such purchases and sales will be made at a price equal to the closing price of IKON and Unisource, respectively, on the New York Stock Exchange on the last day of the month in which the Participant's election to convert is made (for telephonic elections) or received by the Administrator (for written elections). Any such conversions will not affect the vesting schedule of the shares in the Participant's account.

        12. Voting Rights. Each Participant is entitled to exercise full voting
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rights with respect to common stock which has been distributed from the Plan.
Voting rights with respect to common stock purchased with funds contributed by Unisource, its Subsidiaries or Alco which have not vested may be exercised only by the Trustees.

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        13. Share Certificates and Distribution of Dividends. After the end of
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each calendar month there shall be distributed to each Participant a stock certificate registered in the name of the Participant, or in such other name or names as he may have designated in the prescribed election form, representing the number of whole shares of Unisource common stock purchased during the preceding calendar month from funds contributed by the Participant. In the alternative, the Participant may elect to have Unisource's transfer agent, National City Bank, hold such certificate for the Participant's account though its book entry system.

        After the end of each calendar year, there shall be distributed to each Participant stock certificate(s) registered in the name of the Participant, or in such other name or names as she may have designated in the prescribed election form, representing 1) the number of whole shares of Unisource common stock purchased from funds contributed by Unisource or a Subsidiary in which the Participant's interest shall have vested and 2) the number of whole shares of IKON purchased from funds contributed by Alco in which the Participant's interest shall have vested. In the alternative, the Participant may elect to have Unisource's transfer agent. National City Bank, hold such certificate(s) for the Participant's account through its book entry system. Concurrently, there shall be furnished to each Participant an annual statement which shall reflect the amount of his contributions to date, the corresponding contributions by Unisource or a Subsidiary to date, the aggregate cost of the shares represented by the certificates distributed to the Participant, the fractional share, if any, to which the Participant may be entitled, and the number of shares of Unisource and IKON common stock in the Participant's account in which his interest shall not have vested. A similar statement will be furnished on termination of participation in the Plan. Ordinary cash dividends on all shares of common stock, whether or not such shares have vested, will be distributed currently.

        14. Termination of Participation. If a Participant ceases to be an
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Eligible Person because of retirement, total disability (as defined by
Unisource's Long Term Disability Plan), or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his retirement, total disability or death, and the Participant's interest in all shares of common stock in his account shall immediately vest and there shall be delivered to the Participant, or to the estate of a deceased Participant (a) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated in the prescribed election form, representing any whole shares of Unisource in the Participant's account purchased from funds contributed by the Participant which have not been previously distributed to him, (b) stock certificate(s) registered in the name of the Participant, or such other name or names as he may have designated, representing the whole shares of Unisource or IKON in the Participant's account purchased from funds contributed by Unisource a Subsidiary or Alco and (c) cash representing the value of any fractional share to which the Participant is entitled as of the effective date of termination of his participation in the Plan. The term "retirement" as used above shall mean (a) as to an employee, termination of employment with Unisource or a Subsidiary at or after the earlier of (i) the earliest age on which a Participant may retire pursuant to the terms of the defined benefit pension plan sponsored by Unisource or a Subsidiary in which the Participant is then participating or (ii) a Participant's attainment of age sixty (60), or (b) as to a director or consultant, termination of such status at any time.

        If a Participant ceases to be an Eligible Person because of any reason other than retirement, total disability, or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his cessation as an Eligible Person, unless otherwise determined by the Plan Committee or the Board of Directors. Upon such termination of participation, the Participant will retain his interest in all assets in his account which have vested. The Participant shall receive stock certificate(s) representing any vested shares, together with cash representing the value of any fractional share to which the Participant is entitled. The Participant's interest will terminate in all assets which have not yet vested, unless otherwise determined by the Plan Committee or the Board of Directors. The assets in the Participant's account which have not vested will thereafter be available to reduce the number of shares otherwise required to be purchased with contributions by Unisource or a Subsidiary under the Plan.

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     15.  Expenses.  In addition to its contributions, Unisource or its
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Subsidiary will pay all fees and expenses incurred in connection with the Plan, except that brokerage fees or commissions incurred in the purchase of shares of Unisource common stock shall be considered part of the cost of the shares and shall be paid from contributions under the Plan. No charge or deduction for any expenses will be made to a Participant upon the termination of his participation under the Plan or upon the distribution of certificates representing shares of Unisource common stock purchased with his contributions or the contributions of Unisource or a Subsidiary.

     16.  Administration.  The Board of Directors shall appoint a Plan
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Committee, which Plan Committee shall consist of at least three persons to serve at the pleasure of the Board. The Plan Committee shall appoint an Administrator, who shall be responsible for the general administration of the Plan under the policy guidance of the Plan Committee. The Administrator shall be in the employ of Unisource and shall receive no special or additional compensation, other than reimbursement of expenses, for his service as Administrator.

     The Administrator and Plan Committee shall have all powers and duties necessary to administer the Plan in accordance with its terms and applicable
law.   Any construction, interpretation, or application of the Plan by the
Administrator or the Plan Committee shall be final, conclusive and binding on all persons.

     17.  Powers and Duties of Plan Committee.  In addition to any duties and
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powers described elsewhere herein, the Plan Committee shall have the following specific duties and powers:

   (i) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Plan Committee in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by Unisource);
   (ii) to decide appeals from adverse determinations of the Administrator with respect to eligibility for or amounts of benefits under the Plan; and
   (iii)  to supervise the duties of the Administrator.

     18.  Powers and Duties of Administrator.  In addition to the duties and
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powers described elsewhere herein, the Administrator shall have the following specific duties and powers:

   (i) under the supervision of the Plan Committee, to establish rules, regulations and procedures to carry out the provisions of the Plan;
   (ii) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;
   (iii) to conduct the day-to-day administration of the Plan subject to the control and guidance of the Plan Committee;
   (iv)   to interpret the provisions of the Plan;
   (v)    to evaluate administrative procedures;
   (vi) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by Unisource); and
   (vii) to delegate such duties and powers as the Administrator shall determine from time to time, to any person or persons.
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     19. Functioning of Administrator and Plan Committee. The Administrator and
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Plan Committee shall keep accurate records and minutes of meetings, interpretations and decisions. The Plan Committee shall act by majority vote of the members.

     20. Adverse Determinations. If, at any time, the Administrator makes a
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determination adverse to a Participant or other claimant with respect to a written claim for benefits or participation under the Plan, the Administrator shall notify the claimant in writing of such determination.

     21. Appeals from Adverse Determinations. A Participant or any other
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claimant who receives notice of an adverse determination by the Administrator with respect to his claim may request in writing, within 60 days of receipt of such notice, a review of the Administrator's determination by the Plan Committee. The Plan Committee shall render a decision within 90 days of receipt of a request for review.

     22. Deemed Denials. If for any reason the written notice of denial
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described in Paragraph 17 is not furnished within 90 days of the Administrator's receipt of a claim for benefits, the claim shall be deemed denied. Likewise, if for any reason the written decision on review described in Paragraph 18 is not furnished within the time prescribed, the claim shall be deemed to be denied on review.

     23. Indemnification. The Administrator, each member of the Plan Committee
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and each Trustee shall be indemnified by Unisource against expenses (other than amounts paid in settlement to which Unisource does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct or gross negligence in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrator, Plan Committee member or Trustee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall also be in addition to and not in lieu of any rights to indemnification to which the Administrator, the Plan Committee member or Trustee may be entitled pursuant to the By-laws of Unisource.

     24. Amendment and Termination. The Board of Directors of Unisource may
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terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all unvested assets in the Participants' account shall become fully vested, and shall be distributed to the Participants as soon as administratively practicable, and provided further that no amendment to the Plan shall materially affect the right of a Participant to receive his interest in the assets in his account, whether vested or unvested.

     25. Government and Other Regulations. The obligation of Unisource or a
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Subsidiary to make contributions under the Plan, and the obligation of Unisource or a Subsidiary to purchase shares of Unisource common stock under the Plan, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     26. Non-Alienation. No Participant shall be permitted to assign, alienate,
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sell, transfer, pledge, or otherwise encumber his interest under the Plan prior to the distribution of stock certificates to him. Any attempt to assign, alienate, sell, transfer, pledge, or otherwise encumber a Participant's interest under the Plan prior to distribution of stock certificates shall be void and of no effect.